UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 24, 2020

Date of Report (Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement and Acquisition

On February 24, 2020, Cornerstone OnDemand, Inc., a Delaware corporation (the “Company”), 1241593 B.C. LTD., a British Columbia company and a wholly owned subsidiary of the Company, Cornerstone OnDemand UK Holdings Limited, a private limited company incorporated and registered under the laws of England and Wales and a wholly owned subsidiary of the Company (collectively, the “CSOD Buyers”) entered into a Purchase Agreement (the “Purchase Agreement”), with Vector Talent Holdings, L.P., an exempted limited partnership registered under the laws of the Cayman Islands and an affiliate of Vector Capital (“Seller”) pursuant to which the Company will acquire all of the outstanding equity interests of the direct and indirect subsidiaries of Seller, including Saba Software, Inc. (such subsidiaries collectively, the “Saba Group” and, such acquisition, the “Acquisition”).

The aggregate consideration payable in exchange for all of the outstanding equity interests of the Saba Group is approximately $1.395 billion, consisting of $1.33 billion in cash, subject to adjustments set forth in the Purchase Agreement, and 1,110,352 shares of common stock of the Company, par value $0.0001 per share (the “Stock Consideration”).

The Purchase Agreement also includes registration rights whereby the Company will file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the Stock Consideration, subject to the terms and conditions of the Purchase Agreement.

The Purchase Agreement contains representations, warranties and covenants of the Company and Seller that are customary for a transaction of this nature, including among others, covenants by Seller regarding the conduct of business of the Saba Group during the pendency of the transactions contemplated by the Purchase Agreement, public disclosures and other matters. The Company and Seller have agreed to use their respective reasonable best efforts, subject to certain exceptions, to consummate the transactions contemplated in the Purchase Agreement as promptly as reasonably practicable and obtain any required regulatory approvals. Prior to the completion of the Acquisition, the Company and the Saba Group will continue to operate as separate companies.

Consummation of the Acquisition is subject to various conditions, including, among others, the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligation of each party to consummate the Acquisition is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed its obligations under the Purchase Agreement in all material respects. The consummation of the Acquisition is not subject to a financing condition.

The Purchase Agreement includes customary termination provisions for the Company and Seller and provides that, in connection with the termination of the Purchase Agreement by Seller under certain specified circumstances, including if the Company fails to close within a specified time period after all conditions of the Company to consummate the Acquisition have been satisfied, then the Company will be required to pay a termination fee of $75 million to Seller. In the event that the Company becomes obligated to pay such fee to Seller, such fee will be Seller’s sole and exclusive source of recovery against the Company and any of its affiliates for any losses or damages arising out of or relating to the transactions contemplated by the Purchase Agreement.

The Purchase Agreement was unanimously adopted by the board of directors of the Company, each of the other CSOD Buyers, and Seller and has been approved by the equityholders of Seller.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby, including the Acquisition, does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1. The Purchase Agreement has been incorporated herein by reference to provide information regarding the terms of the Purchase Agreement and is not intended to modify or supplement any factual disclosures about the Company, Seller, or the Saba Group in any public reports filed with the SEC by the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by Seller to the Company in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase

Agreement. Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and Seller, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the Saba Group, Seller, or the Company. The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Debt Commitment Letter

In connection with the execution of the Purchase Agreement, on February 24, 2020, the Company obtained a debt commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc., Credit Suisse AG, Cayman Island Branch, Bank of America, N.A., Deutsche Bank AG New York Branch and Jefferies Finance LLC (the “Banks”), pursuant to which, subject to the terms and conditions set forth therein, the Banks have committed to provide $985.0 million of a senior secured first lien term loan B facility, the proceeds of which, may be used (i) to pay fees and expenses incurred in connection with the Acquisition and the related transactions, (ii) to finance the refinancing of certain existing indebtedness of the Company and the Saba Group, and (iii) to the extent of any remaining amounts, for working capital and other general corporate purposes. The Banks have also agreed to provide a senior secured first lien revolving credit facility in an aggregate amount of up to $150.0 million.

The foregoing summary of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 99.1.

Amendment to Investment Agreement

In connection with the execution of the Purchase Agreement, the Company has entered into an amendment of its investment agreement (the “Amendment”) with certain affiliates of Silver Lake Group, L.L.C. (“Silver Lake”), relating to the Company’s 5.75% convertible notes due 2021 (the “Notes”). In the Amendment, Silver Lake agreed to support, and consent to, an amendment to the indenture governing the Notes to permit the incurrence of certain indebtedness to finance the Acquisition, in exchange for and conditioned on, inter alia, extending the maturity of the Notes to March 2023 (or a payment in lieu thereof) and a $3 million consent fee. In connection with the foregoing, the Company expects to conduct a consent solicitation in respect of the Notes.

The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.2.

Forward Looking Statements

This report contains forward-looking information related to the Company, Seller and our acquisition of the Saba Group that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed transaction, the anticipated timing of closing of the proposed transaction, our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, risks related to our ability to consummate the proposed transaction on a timely basis or at all, including, but not limited to, the satisfaction of the conditions precedent to consummation of the proposed transaction; our ability to secure regulatory approvals on the terms expected, in a timely manner or at all; our ability to successfully integrate the Saba Group’s operations; our ability to implement its plans, forecasts and other expectations with respect to the Saba Group’s business after the completion of the transaction; our ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; the outcome of any legal proceedings related to the transaction, if any, or otherwise; the negative effects of the announcement or the consummation of the proposed transaction on the market price of our common stock or on our operating results; significant transaction costs; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base, our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally.

Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2019 and other filings that we make from time to time with the Securities and Exchange Commission which are available on the Securities and Exchange Commission’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†	Purchase Agreement among Vector Talent Holdings, L.P., Cornerstone OnDemand, Inc., 1241593 B.C. LTD. and Cornerstone OnDemand UK Holdings Limited, dated February 24, 2020

2.2	Third Amendment to Investment Agreement by and among Cornerstone OnDemand, Inc. and Silver Lake Alpine, L.P. (f/k/a Silver Lake Credit Partners, L.P.)

99.1

Commitment letter with Morgan Stanley Senior Funding, Inc., Bank of America, N.A., BofA Securities, Inc., Credit Suisse AG, Credit Suisse Loan Funding LLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., and Jeffries Finance LLC dated February 24, 2020

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	We have omitted the schedules to this Exhibit in accordance with Regulation S-K Item 601(b)(2). A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

Date: February 25, 2020	By:	/s/ Brian L. Swartz
Brian L. Swartz
Chief Financial Officer